                                                                  EXHIBIT (a)(3)

                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock

                    and Shares of Series A Preferred Stock

                                      of
                              Moore Products Co.

                                      to

                           Malibu Acquisition Corp.

                         a wholly owned subsidiary of

                       Siemens Energy & Automation, Inc.

                    an indirect wholly owned subsidiary of

                          Siemens Aktiengesellschaft

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates for Securities (as defined below) are not immediately available,
(ii) if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase described below), or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                   ChaseMellon Shareholder Services, L.L.C.

   By Registered Mail:        By Hand Delivery:        By Overnight Courier:



Reorganization Department Reorganization Department  Reorganization Department
   Post Office Box 3301          120 Broadway            85 Challenger Road
   South Hackensack, NJ           13th Floor              Mail Stop-Reorg
          07606               New York, NY 10271     Ridgefield Park, NJ 07660

                          By Facsimile Transmission:

                                (201) 296-4293
                       (for eligible institutions only)

                     Confirm Facsimile by Telephone Only:

                                (201) 296-4860


   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

   The undersigned hereby tenders to Malibu Acquisition Corp., a Pennsylvania corporation ("Purchaser") and a wholly owned subsidiary of Siemens Energy & Automation, Inc. ("Parent"), a Delaware corporation and an indirect wholly owned subsidiary of Siemens Aktiengesellschaft, a corporation formed under the laws of the Federal Republic of Germany ("Siemens AG"), upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated January 21, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $1.00 per share (the "Common Stock"), of Moore Products Co., a Pennsylvania corporation (the "Company"), and the number of shares set forth below of Series A preferred stock, par value $1.00 per share (the "Preferred Stock" and, together with the Common Stock, the "Securities"), of the Company, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.


 Signature(s) _______________________    Address(es) ________________________


 ____________________________________    ____________________________________

                                                                     Zip Code
 Name(s) of Record Holder(s) ________


                                         Area Code and Tel. No.(s) __________
 ____________________________________

         Please Print or Type            Taxpayer Identification or

                                         Social Security Number _____________
 ____________________________________


                                         Check box if shares of Common Stock
 Number of shares of Common Stock ___    will be tendered by book-entry
                                         transfer: [_]

 Certificate No.(s) (If Available)


                                         Account Number _____________________
 ____________________________________

 ____________________________________

 Number of shares of Preferred
 Stock ______________________________

 Certificate No.(s) (If Available)

 ____________________________________

 ____________________________________

 Dated _______________________ , 2000


                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE

                   (Not to be used for signature guarantee)

   The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either certificates representing the shares of Common Stock and shares of Preferred Stock tendered hereby, in proper form for transfer, or, in the case of shares of Common Stock, confirmation of book-entry transfer of such shares of Common Stock into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

 ------------------------------------     ------------------------------------
             Name of Firm                         Authorized Signature


 ------------------------------------     Name _______________________________
               Address                            Please Print or Type


 ------------------------------------     Title ______________________________
                             Zip Code


                                          Date ________________________ , 2000
 Area Code and Tel. No. _____________

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES OF COMMON STOCK OR SHARES OF
       PREFERRED STOCK WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.